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                                                                     EXHIBIT 99A

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto, and any filing on Schedule 13D relating to the same investment) with respect to the shares of common stock of MIMS Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.



                                         Date: September 9, 1998


                                            \s\ Thomas H. Roulston
                                            ------------------------------------
                                            Signature


                                            Thomas H. Roulston
                                            ------------------------------------
                                            Name



                                            \s\ Scott D. Roulston
                                            ------------------------------------
                                            Signature


                                            Scott D. Roulston
                                            ------------------------------------
                                            Name